Exhibit (i)(i)

AMENDED AND RESTATED AGREEMENT FOR SERVICES AND

REIMBURSEMENT THEREFOR

This Amended and Restated Agreement for Services and Reimbursement Therefor (the “Agreement”), effective as of December 31, 2007 (the “Effective Date”), is made on this 13th day of December 2007 (unless otherwise provided on the signature page hereof), by and between The Guardian Life Insurance Company of America, a New York a mutual insurance company having its home office at 7 Hanover Square, New York, New York 10004 (“GUARDIAN”) and each of the entities (and their respective branches, if any) (“SUBSIDIARY” or collectively “SUBSIDIARIES”) listed on Appendix A, as amended from time to time (GUARDIAN and each SUBSIDIARY each a “Party” and collectively the “Parties”).

WHEREAS, GUARDIAN is the common parent corporation and the direct or indirect owner of the stock of each SUBSIDIARY;

WHEREAS, the net profit or net loss of each SUBSIDIARY will ultimately belong to GUARDIAN as the ultimate controlling parent and direct or indirect owner of the stock of each SUBSIDIARY;

WHEREAS, GUARDIAN and the SUBSIDIARIES have entered into agreements for the provision of services and the reimbursement therefor;

WHEREAS, GUARDIAN and the SUBSIDIARIES wish to enter into this Agreement for Services and Reimbursement Therefor (“Agreement”) which will, as of the date hereof, supersede all of the prior agreements for the provision of services and the reimbursement therefor entered into between GUARDIAN and any SUBSIDIARY and be the sole governing agreement between GUARDIAN and the SUBSIDIARIES regarding the provision of services and the reimbursement therefor;

NOW, THEREFORE, in consideration of the mutual advantages which will accrue to each of the parties, it is hereby covenanted and agreed as follows:

1. SUBSIDIARY INDEPENDENCE. Each SUBSIDIARY will account for and administer its own activities as in accordance with the laws of the several states and, where applicable, the federal laws of the United States of America.

2. SERVICE AGREEMENT. The parties hereto agree that the following services shall be performed under this Agreement:

(a) Except as noted in Appendix A, GUARDIAN agrees to provide office space, furniture, equipment, heat, light and other utility services, and certain operational and support services (including, in some cases, staff to provide such services) to each SUBSIDIARY, and GUARDIAN agrees to pay salaries and provide pension benefits and other employee services, including health care benefits, on the same basis for the officers and employees of each SUBSIDIARY as for regular, full-time, similarly situated employees of GUARDIAN, and each SUBSIDIARY agrees to pay GUARDIAN the costs incurred in providing such assets and services to such SUBSIDIARY;

(b) Each SUBSIDIARY agrees that it may, from time to time, provide support services (including but not limited to policy services, consulting services and advisory services) to GUARDIAN or another SUBSIDIARY, and the Party receiving such services agrees to pay the costs incurred in providing such services; and

(c) GUARDIAN and each SUBSIDIARY agree that each may, from time to time, make payments on behalf of, or receive funds on behalf of GUARDIAN or another SUBSIDIARY in connection with various matters including, without limitation, commission payments, mortgage escrow payments, payroll and other tax withholdings, premium collections and payment of policyholder benefits. Any funds received on behalf of another Party shall be held by the receiving Party in a fiduciary capacity until paid to the other Party. To the extent that such payments are made or funds received, inter-company payables and receivables will be created which the Parties agree will be settled in accordance with the terms of this Agreement.

3. PROVISION OF SERVICES ON BEHALF OF GUARDIAN. GUARDIAN may enter into one or more other agreements to provide assets or services on its behalf to any SUBSIDIARY. The provision of such assets or services to a SUBSIDIARY on behalf of GUARDIAN shall satisfy the obligation of GUARDIAN to provide such assets or services to the SUBSIDIARY pursuant to Paragraph 2; provided, however, that to the extent such services are not provided in the manner required by this Agreement, GUARDIAN shall remain responsible for such services.

4. NO AGENCY. It is specifically understood and agreed by the parties that neither GUARDIAN nor any officer or employee thereof is authorized: (i) to act as agent for any SUBSIDIARY in the doing of any business, including the business of insurance or reinsurance or in soliciting, negotiating or effectuating any insurance, annuity or reinsurance contract; (ii) to act as an insurance broker or reinsurance broker in soliciting, negotiating or in any way effectuating any insurance, annuity or reinsurance contract of, or in placing risks with, any SUBSIDIARY in effecting any insurance, annuity or reinsurance contract; or (iii) to bind any SUBSIDIARY in any manner. In addition, it is specifically understood and agreed by the parties that no SUBSIDIARY or officer or employee thereof that provides assets or services to another SUBSIDIARY or to GUARDIAN pursuant to paragraph 2(b) or paragraph 3 is authorized: (i) to act as agent for the other SUBSIDIARY or GUARDIAN in the doing of any business, including the business of insurance or reinsurance or in soliciting, negotiating or effectuating any insurance, annuity or reinsurance contract; (ii) to act as an insurance broker or reinsurance broker in soliciting, negotiating or in any way effectuating any insurance, annuity or reinsurance contract of, or in placing risks with, the other SUBSIDIARY or GUARDIAN in effecting any insurance, annuity or reinsurance contract; or (iii) to bind the other SUBSIDIARY or GUARDIAN in any manner.

5. ALLOCATION OF COSTS. In general, the costs incurred and paid by GUARDIAN or a SUBSIDIARY hereunder with respect to assets and services provided to a Party shall be reasonable in amount, and shall be allocated to such Party on an equitable basis in accordance with applicable statutory accounting practices consistently applied. In the case of services provided by the various departments of GUARDIAN, costs will be allocated to each SUBSIDIARY based upon services provided by the various departments of GUARDIAN to such SUBSIDIARY through an allocation developed by GUARDIAN’S cost accounting department utilizing time analysis methods, statistical means or other methodology deemed appropriate under applicable statutory accounting practices by GUARDIAN’s cost accounting department. In the case of services provided by the various departments of GUARDIAN, if an individual is not fully occupied in work for a particular SUBSIDIARY, the proportion of salaries and other costs attributable to the individual which should be charged to such SUBSIDIARY will be determined by time analysis methods, statistical means or other methodology deemed appropriate by GUARDIAN’S cost accounting department. In the case of assets or services provided to a SUBSIDIARY or GUARDIAN by another SUBSIDIARY pursuant to Paragraph 2(b) or Paragraph 3, the costs incurred and paid by the SUBSIDIARY providing such assets or services hereunder with respect to the assets or services provided to another SUBSIDIARY shall be reasonable in amount, and shall be allocated to the SUBSIDIARY that receives such assets or services on an equitable basis in the manner described in this Paragraph 5 with respect to assets and services provided by the various departments of GUARDIAN. In the case of assets or services provided to a SUBSIDIARY on behalf of GUARDIAN pursuant to Paragraph 3, other than by a SUBSIDIARY, the costs incurred and paid by GUARDIAN with respect to the assets or services provided to the SUBSIDIARY shall be reasonable in amount, and shall be allocated to such SUBSIDIARY on an equitable basis using such methodology deemed appropriate under applicable statutory accounting practices by GUARDIAN’S cost accounting department.

6. PAYMENT. Not more than forty-five (45) days from the end of each fiscal quarter, any amounts due and owing by GUARDIAN or any SUBSIDIARY for services provided, payments made or payments received pursuant to this Agreement shall be paid to the Party performing such services, making such payment or on whose behalf the funds were received. The amounts due and owing shall be the amounts as set forth on the inter-company books and records maintained on behalf of GUARDIAN and each SUBSIDIARY by Guardian’s Financial Management and Control area. Not less than ten days prior to the date any payment is due GUARDIAN shall provide each SUBSIDIARY with electronic access to intercompany accounts showing any amounts due and owing to or from the SUBSIDIARY and each other Party. Such accounting shall be in a format agreed to by the Parties and may be an aggregate accounting showing amounts owed to and from all Parties. Parties may agree to make a net payment of amounts owed between themselves.

7. PAYMENT BY OFFSET. A SUBSIDIARY which is a party to the Tax Sharing Agreement between GUARDIAN and the SUBSIDIARY, dated July 19, 2001 (or in the case of certain SUBSIDIARIES, a later date) may satisfy its payment obligation to GUARDIAN under Paragraph 6, in whole or in part, by offset of its right to receive a payment from GUARDIAN under Sections

2.02, 2.03, or 2.05 of such Tax Sharing Agreement. Such payment by offset shall be accomplished by SUBSIDIARY giving notice of such offset to GUARDIAN within the time specified for making payment in Paragraph 6.

8. BOOKS AND RECORDS. The books, accounts, and records of each Party shall be so maintained as to clearly and accurately disclose the nature and details of the services provided or amounts owing hereunder, including such accounting information as may be necessary to support the reasonableness of any costs allocated to a particular Party hereunder. The books and records applicable to a particular service or amount owing shall be maintained for the period required by GUARDIAN’s record retention policy or if longer, the period required by applicable law. Each Party and its regulators shall have the right to inspect the books and records of any other Party which are applicable to this Agreement upon giving thirty (30) days notice (or a shorter period if required under applicable law by a Party’s regulator) to the applicable Party in accordance with Paragraph 14.

9. TERMINATION. This Agreement may be terminated with respect to one or more SUBSIDIARIES by (a) such SUBSIDIARY or SUBSIDIARIES giving at least thirty (30) days’ advance written notice to GUARDIAN and any other SUBSIDIARIES being provided services by the terminating SUBSIDIARY(IES) or (b) GUARDIAN giving at least thirty (30) days’ advance written notice to such SUBSIDIARY or SUBSIDIARIES. Notwithstanding any provision to the contrary, the right of any SUBSIDIARY to terminate this Agreement, and the right of GUARDIAN to terminate this Agreement, with respect to any SUBSIDIARY shall solely have effect with respect to the rights and obligations of such SUBSIDIARY hereunder and shall not operate to terminate this Agreement with respect to the other Parties hereto. Upon the termination of this Agreement with respect to any SUBSIDIARY, such SUBSIDIARY shall be deleted from Appendices A and B and the non-terminating Parties shall promptly deliver to such SUBSIDIARY any books, records or other property of SUBSIDIARY that may be in the possession of the non-terminating Parties.

10. FINAL STATEMENT AND PAYMENT. No later than ninety (90) days after the effective date of the termination of this Agreement with respect to any SUBSIDIARY pursuant to Paragraph 9, GUARDIAN shall deliver to such SUBSIDIARY and any other applicable Party a detailed written statement for all charges incurred and amounts owing to or from such SUBSIDIARY and any other PARTY and not included in any previous statement to the effective date of termination. The amount owed by or to such SUBSIDIARY shall be due and payable within thirty (30) days of the owing Party’s receipt of such a statement. The termination of this Agreement with respect to any SUBSIDIARY pursuant to Paragraph 9 shall not affect the obligation of such SUBSIDIARY to pay to any Party any obligation otherwise owed by such SUBSIDIARY under this Agreement.

11. NON-ASSIGNABILITY. This Agreement shall not be assignable by the parties hereto, except by operation of law. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies or obligations, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable. The covenants and agreements contained in this Agreement shall be binding upon, extend to, and inure to the benefit of, the parties hereto and their legal successors.

12. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by, interpreted under, and the rights of the parties determined in accordance with, the internal laws of the State of New York without regard to New York choice-of-law rules.

13. ARBITRATION. Any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement,

including any question regarding its existence, validity, or termination, or regarding a breach thereof, shall be referred to, and finally settled by arbitration under and in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place in New York, New York and the parties hereby waive all objections to jurisdiction and venue for the arbitration.

14. NOTICES. All notices, statements or requests provided for hereunder shall be in writing and shall be delivered by hand, or deposited with the U.S. Postal Service, as certified or registered mail, postage prepaid, or sent by express mail, in each case addressed to the other party at the address for such other party set forth in the preamble hereof to the attention of: Financial Management & Control 17A, in the case of GUARDIAN, or at the address for such other party set forth in Appendix A, in the case of a SUBSIDIARY. GUARDIAN may change its address for notice purposes by notice given hereunder to each of its SUBSIDIARIES. Any SUBSIDIARY may change its address for notice purposes by notice given hereunder to GUARDIAN.

15. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter contained in this Agreement and supersedes all prior or contemporaneous agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party or by any officer, employee or representative of any party with respect to the subject matter contained in this Agreement (including without limitation: the “Agreement for Services and Reimbursement Therefore” between GUARDIAN and its subsidiaries effective December 27, 1971, the

“Agreement for Services and Reimbursement Therefor” between Sentinel American Life Insurance Company and GUARDIAN, effective June 1, 1998; the “Agreement for Services and Reimbursement Therefor” between Family Service Life Insurance Company and GUARDIAN, effective June 1, 1998; the “Amended and Restated Agreement for Services and Reimbursement Therefor” between Park Avenue Life Insurance Company and GUARDIAN, effective January 1, 1997; the “Amended and Restated Agreement for Services and Reimbursement Therefor” between the Guardian Insurance & Annuity Company, Inc. and GUARDIAN, dated November 17, 1994; the “Service Agreement” between Guardian Asset Management Corporation and GUARDIAN, dated March 1, 1990; the “Distribution and Service Agreement” between Guardian Investor Services Corporation and Guardian Insurance & Annuity Company, Inc., dated August 23, 1985; and the “Distribution and Service Agreement” between Guardian Reinsurance Services Corporation and GUARDIAN, dated December 1, 1984.

16. AMENDMENTS. This Agreement may not be amended except in writing signed by GUARDIAN and each of the SUBSIDIARIES whose rights and obligations under this Agreement are materially affected adversely by the amendment. Without limiting the foregoing, if the sole purpose of the amendment is to add any SUBSIDIARY to Appendices A or B hereof or to modify any of the information set forth in Appendices A or B with respect to one or more SUBSIDIARIES, such amendment need only be signed by GUARDIAN and each of the SUBSIDIARIES that are being so added or as to which information is being modified.

17. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

18. EFFECTIVE DATE. This Agreement shall be effective as of the Effective Date except that if any SUBSIDIARY was not, directly or indirectly, a subsidiary of GUARDIAN as of the Effective Date, this Agreement shall be effective with respect to such SUBSIDIARY, subject to such Subsidiary’s execution of this Agreement, as of the date on which such SUBSIDIARY became a direct or indirect subsidiary of GUARDIAN.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE GUARDIAN LIFE INSURANCE

COMPANY OF AMERICA

By:
Name:
Title:

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:
Name:
Title:

GUARDIAN INVESTOR SERVICES LLC

By:
Name:
Title:

PARK AVENUE SECURITIES LLC

By:
Name:
Title:

PARK AVENUE LIFE INSURANCE COMPANY

By:
Name:
Title:

FAMILY SERVICE LIFE INSURANCE COMPANY

By:
Name:
Title:

SENTINEL AMERICAN LIFE INSURANCE COMPANY

By:
Name:
Title:

GUARDIAN HANOVER CORPORATION

By:
Name:
Title:

Made on , 200	FIRST COMMONWEALTH, INC.

By:
Name:
Title:

Made on , 200	FIRST COMMONWEALTH OF ILLINOIS, INC.

By:
Name:
Title:

Made on , 200	FIRST COMMONWEALTH LIMITED HEALTH SERVICES CORPORATION (ILLINOIS)

By:
Name:
Title:

Made on , 200	FIRST COMMONWEALTH LIMITED HEALTH SERVICES CORPORATION (WISCONSIN)

By:
Name:
Title:

Made on , 200	FIRST COMMONWEALTH LIMITED HEALTH SERVICES CORPORATION OF MICHIGAN

By:
Name:
Title:

Made on , 200	FIRST COMMONWEALTH OF MISSOURI, INC.

By:
Name:
Title:

Made on , 200	FIRST COMMONWEALTH INSURANCE COMPANY

By:
Name:
Title:

Made on , 200	INNOVATIVE UNDERWRITERS, INC.

By:
Name:
Title:

Made on , 200	BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

APPENDIX A

Name and Notice Address	Exceptions
The Guardian Insurance & Annuity Company, Inc. 7 Hanover Square New York, NY 10004	No exceptions.

Guardian Investor Services LLC 7 Hanover Square New York, NY 10004	No exceptions.

Park Avenue Securities LLC 7 Hanover Square New York, NY 10004	No exceptions.

Park Avenue Life Insurance Company 7 Hanover Square New York, NY 10004	No exceptions.

Family Service Life Insurance Company 7 Hanover Square New York, NY 10004	No exceptions.

Sentinel American Life Insurance Company 7 Hanover Square New York, NY 10004	No exceptions.

Guardian Hanover Corporation 7 Hanover Square New York, NY 10004	No exceptions.

First Commonwealth, Inc. 550 W. Jackson, Ste. 800 Chicago, IL 60601	No exceptions

First Commonwealth of Illinois, Inc. 550 W. Jackson, Ste. 800 Chicago, IL 60601	No exceptions.

First Commonwealth Limited Health Services Corporation (Illinois) 550 W. Jackson, Ste. 800 Chicago, IL 60601	No exceptions

Name and Notice Address	Exceptions

First Commonwealth Limited Health Services Corporation (Wisconsin) 550 W. Jackson, Ste. 800 Chicago, IL 60601	No exceptions

First Commonwealth Limited Health Services Corporation of Michigan 550 W. Jackson, Ste. 800 Chicago, IL 60601	No exceptions

First Commonwealth of Missouri, Inc. 550 W. Jackson, Ste. 800 Chicago, IL 60601	No exceptions

First Commonwealth Insurance Company 550 W. Jackson, Ste. 800 Chicago, IL 60601	No exceptions.

Innovative Underwriters, Inc. The Bellevue Broad at Walnut Philadelphia, PA 19102	No services except certain operational and support services. All salaries and employee benefits are provided by such Subsidiary and not by Guardian.

Berkshire Life Insurance Company of America 700 South Street Pittsfield, MA 01201 Attention: General Counsel	No services except certain operational and support services. All salaries are provided by such Subsidiary and not by Guardian.